UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   December 22, 2005

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Moores Road Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code   (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 22, 2005, Cephalon, Inc. (the “Registrant”) entered into an agreement with Ranbaxy Laboratories Limited (“Ranbaxy”) to settle its pending patent infringement dispute in the United States (the “Agreement”) related to PROVIGIL® (modafinil) Tablets [C-IV] (“PROVIGL”).

In connection with the Agreement, the Reigstrant will grant Ranbaxy a non-exclusive royalty-bearing right to market and sell a generic version of PROVIGIL in the United States.  Ranbaxy’s license will become effective in October 2011 in the absence of a pediatric extension for PROVIGIL, which would delay the entry date by six months (to April 2012).  An earlier entry by Ranbaxy may occur based upon the entry of another generic version of PROVIGIL.

The Registrant and Ranxbaxy also agreed to a series of business arrangements related to modafinil.  Specifically, Ranbaxy has agreed to grant to the Registrant a non-exclusive license, effective immediately, to certain of its worldwide intellectual property rights related to modafinil in exchange for milestone payments.  The Registrant also has agreed to enter into certain arrangements with Ranbaxy related to Ranbaxy’s supply of the active pharmaceutical ingredient modafinil.

The Registrant and Ranbaxy will promptly file a dismissal with prejudice with the United States District Court for the District of New Jersey that will conclude all pending litigation between the Registrant and Ranbaxy regarding PROVIGIL.  This Agreement and the previously announced agreements with Teva Pharmaceutical Industries Ltd. and Teva Pharmaceuticals USA, Inc. do not affect the status of the ongoing PROVIGIL patent litigations between the Registrant and certain other generic companies that are pending in the U.S. District Court in New Jersey.  These lawsuits claim infringement of the Registrant’s U.S. Patent No. RE37,516 (“the ‘516 Patent”) which covers pharmaceutical compositions and methods of treatment with the form of modafinil contained in PROVIGIL.  The ‘516 patent expires in October 6, 2014 and may be extended by six months (to April 6, 2015) upon submission of pediatric study data that is acceptable to the U.S. Food and Drug Administration.

The above description of the terms between the Registrant and Ranbaxy is not intended to be a complete summary of all of the terms and conditions of the Agreement.  Many of the terms and conditions of the Agreement remain confidential.  There can be no assurance that the Federal Trade Commission will not raise objections to, or request modifications to, the Agreement; that any such modifications will be acceptable to the Registrant and Ranbaxy; or that the Agreement will become effective on the terms currently proposed or at all.

The Registrant hereby incorporates by reference the press release dated December 22, 2005, attached hereto as Exhibit 99.1, and made a part of this Item 1.01.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

None

(b)           Pro forma Financial Information.

None

(c)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: December 22, 2005	By:	/s/ John E. Osborn
John E. Osborn
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 22, 2005